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                                                                    Exhibit 10.1


                              TERMINATION AGREEMENT


     This TERMINATION AGREEMENT (the "Agreement") is made this 27th day of August, 1999 (the "Termination Effective Date"), between CELANESE LTD., a Texas limited partnership with its principal office at 1601 West LBJ Freeway, Dallas, Texas 75234 ("Celanese") and PHARMACYCLICS, INC., a Delaware corporation with its principal office at 995 E. Arques Avenue, Sunnyvale, California 94086-4521 ("PCYC"). Celanese and PCYC are sometimes referred to herein individually as a "Party" and collectively as the "Parties," and references to "Celanese" and "PCYC" shall include their respective Affiliates.


                                    RECITALS

     WHEREAS, PCYC and Hoechst Celanese Corporation ("HCC") entered into that certain Master Process Development and Supply Agreement, dated as of September 6, 1996, under which Celanese agreed to perform process development for, and manufacture and supply to PCYC, bulk texaphyrin compounds (the "Supply Agreement"); and

     WHEREAS, Celanese has succeeded to the entire right, title and interest of HCC under the Supply Agreement; and

     WHEREAS, pursuant to the Supply Agreement, HCC and Celanese performed process development for those texaphyrin compounds known as Gd-Tex and Lu-Tex; and

     WHEREAS, Celanese and PCYC desire to terminate the Supply Agreement as provided in this Agreement;

     NOW, THEREFORE, Celanese and PCYC hereby agree as follows:


1.   DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the meanings set forth below. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed in the Supply Agreement.

     1.1  "Drug Substance" means a bulk form of Lu-Tex or Gd-Tex, as applicable.

     1.2 "HCC" means Hoechst Celanese Corporation, predecessor-in-interest to Celanese.

     1.3 "Intellectual Property" means all patents, patent applications, copyrights, trade marks, trade secrets and mask works.

     1.4 "Invention Assignment Agreement" means a written agreement between Celanese and each Inventor, which agreement provides that such Inventor assigns, or will assign,

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to Celanese all of such Inventor's right, title and interest to all inventions in the Manufacturing Technology and all Intellectual Property rights thereto.

     1.5 "Inventor" means an inventor of an invention in the Manufacturing Technology.

     1.6 "Manufacture" or "Manufacturing" means to manufacture, synthesize, handle, store, label, package and transport.

     1.7 "Manufacturing Documentation" means all original documentation, whether in written, graphic or electronic form, of the Manufacturing Technology, including, but not limited to, documentation covering the following:

          (a) All information necessary or useful to qualify one or more third party suppliers and to enable such third party suppliers to Manufacture Gd-Tex, Lu-Tex, Intermediates and/or Texaphyrins, porphyrins, expanded porphyrins, and precursors thereof under cGMP conditions;

          (b) All QA/QC information generated by or on behalf of Celanese pursuant to its activities under the Supply Agreement, including without limitation manufacturing batch records, certificates of compliance and certificates of analysis;

          (c) All information required to demonstrate that the Intermediates supplied by Celanese pursuant to the Supply Agreement and the MOU meet the regulatory requirements necessary for the use of such Intermediates in the Manufacture of drug products to be used in human clinical trials;

          (d) Raw data relating to the development and validation of the Manufacturing Technology that reasonably might be anticipated to be the subject of regulatory and compliance inspections; and

          (e) Draft patent applications and supporting documentation, including without limitation that certain "Record of Inventions Memo."

     Notwithstanding the foregoing, "Manufacturing Documentation" shall be limited to (i) documentation, whether in graphic, electronic or written form, that is in Celanese's possession as of the Termination Effective Date, and (ii) certain documentation specified by PCYC to Celanese.

     1.8 "Manufacturing Technology" means all Technology developed, or conceived of and reduced to practice, solely by or on behalf of Celanese or jointly by Celanese and PCYC, pursuant to the Supply Agreement and/or the MOU that is necessary or useful for the Manufacture of Gd-Tex, Lu-Tex, Intermediates and/or Texaphyrins, porphyrins, expanded porphyrins, and precursors thereof.

     1.9 "Manufacturing Patents" means all patent applications prepared by or on behalf of Celanese that cover inventions within the Manufacturing Technology, and all patents issuing therefrom. As used in this Section 1.9 and throughout this Agreement, "patent applications" includes without limitation divisionals, continuations, and continuations-in-part, and "patents"

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includes without limitation re-issues, re-examinations, extensions, inventor's certificates and supplementary protection certificates.

     1.10 "Supply Agreement" means that certain Master Process Development and Supply Agreement entered into by and between PCYC and HCC, effective September 6, 1996, which is attached as Schedule 1.10 hereto.

     1.11 "Technology" means information, results and data of any type whatsoever, in any tangible or intangible form, including without limitation inventions, improvements, processes, developments, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, trade secrets, test data (including pharmacological, biological, chemical, biochemical, toxicological and clinical test data), analytical and quality control data, stability data, studies and procedures.

2.   TERMINATION OF SUPPLY AGREEMENT; OFFSET OF COSTS; SURVIVING OBLIGATIONS

     2.1 Termination of Supply Agreement. The Parties agree that the Supply Agreement and the MOU are hereby terminated in their entirety as of the Termination Effective Date, except as otherwise set forth in Section 2.3 below, subject to Section 4.1 of this Agreement. For clarity, any purchase orders placed pursuant to the Supply Agreement that have not been filled, and any invoice arising under the Supply Agreement that has not been paid by a Party as of the Termination Effective Date, shall be null, void and of no effect.

     2.2 Celanese Payment. Celanese shall pay to PCYC seven hundred fifty thousand dollars ($750,000) upon execution of this Agreement.

     2.3  Surviving Obligations.

          (a) Section 11.8 of the Supply Agreement shall survive termination of the Supply Agreement hereunder to the extent specified in such Section.

          (b) Notwithstanding the provisions of Section 12.4(b) of the Supply Agreement, all Sections of the Supply Agreement except as specifically described in subsection (a) above shall terminate in their entirety upon the Termination Effective Date, including without limitation Sections 9.7, 9.10, 9.12, 9.13, 10.6, 11.6, 11.9, 11.10, 11.11, 11.12, 11.13 and 12.2 and Articles 14 and 16 of
the Supply Agreement.

3.   TECHNOLOGY TRANSFER

     3.1  Assignment of Manufacturing Technology.

          (a) Celanese hereby assigns to PCYC, and its successors and assigns, all right, title and interest in and to the Manufacturing Technology and to all Intellectual Property rights therein. Celanese represents and warrants that there are no Manufacturing Patents filed by or on behalf of Celanese as of the Termination Effective Date. Celanese represents and warrants that it is the successor in interest to the entire right, title and interest of HCC in and to the Supply Agreement and that HCC has no rights or claims against PCYC, its successors or assigns, under the Supply Agreement or the MOU or with respect to the Manufacturing Technology.

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          (b)  Celanese shall undertake all necessary actions to perfect PCYC's title to the Manufacturing Technology, and all Intellectual Property rights therein, at Celanese's expense. Such actions shall include without limitation the execution of all necessary documentation of such assignment. In particular, Celanese will assist PCYC in every proper way to obtain, and from time to time enforce, United States and foreign Intellectual Property rights relating to the Manufacturing Technology in any and all countries. To that end Celanese will, and will cause the applicable Inventors to, execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as PCYC may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing all such Intellectual Property rights in the Manufacturing Technology and the assignment thereof. In addition, Celanese will, and will cause the applicable Inventors to, execute, verify and deliver assignments of all such Intellectual Property rights to PCYC or its designee. To the extent that PCYC requests assistance from Celanese under this subsection (b) at any time beyond ninety (90) days after the Termination Effective Date, such assistance shall be subject to reasonable reimbursement by PCYC of Celanese's reasonable costs and expenses, including if appropriate a reasonable reimbursement for significant time spent by Celanese personnel in providing such assistance. Reimbursement shall not be required for routine review, verification and execution of documents.

          (c) In the event that PCYC is unable for any reason, after reasonable effort, to secure the signature from the appropriate Celanese personnel, contractor or agent on any document needed in connection with the actions specified in subsection (b) above, Celanese hereby irrevocably designates and appoints PCYC and its duly authorized officers and agents as Celanese's agent and attorney in fact, which appointment is coupled with an interest, to act for and in Celanese's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of subsection (b) above with the same legal force and effect as if executed by Celanese. Celanese hereby waives and quitclaims to PCYC, and its successors and assigns, any and all claims, of any nature whatsoever, which Celanese now or may hereafter have for infringement of any Intellectual Property rights assigned under this Agreement to PCYC, and hereby covenants that neither Celanese nor its Affiliates shall bring suit or make any claim against PCYC, or its Affiliates, successors, assigns or licensees, in connection with any such Intellectual Property rights.

          (d) In order to further effectuate subsections (b) and (c) above, Celanese agrees that PCYC is an intended third party beneficiary of each and every Invention Assignment Agreement with respect to those provisions of such agreements pertaining to the assignment of inventions in the Manufacturing Technology to Celanese. PCYC shall have the right to directly enforce such provisions against the applicable Inventor, and Celanese shall cooperate and assist PCYC with such enforcement, at Celanese's expense. Within ten (10) days of the Termination Effective Date, Celanese shall (i) provide to PCYC a copy of each and every Invention Assignment Agreement, which copy may be redacted to the extent necessary to protect Celanese's confidential information unrelated to the Inventor's assignment to Celanese of an invention in the Manufacturing Technology and to Celanese's rights in enforcing such assignment, and (ii) identify to PCYC all inventions in the Manufacturing Technology and the respective Inventor(s) thereof.

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          (e)  PCYC shall, in its sole discretion, determine whether to proceed with the filing, prosecution and/or maintenance of any Manufacturing Patent, whether prepared by or on behalf of Celanese or otherwise, including without limitation any decision not to file patent applications in favor of maintaining the corresponding Manufacturing Technology as a trade secret.

     3.2 Manufacturing Documentation. Celanese shall complete documentation of all Manufacturing Technology and shall provide to PCYC all Manufacturing Documentation, at Celanese's expense, as promptly as reasonably possible following the Termination Effective Date, but in no event later than ninety (90) days following the Termination Effective Date. Celanese hereby assigns to PCYC, and its successors and assigns, the Manufacturing Documentation and all Intellectual Property rights therein, with the unrestricted right to use, assign or dispose of the Manufacturing Documentation as PCYC sees fit in its sole discretion, including without limitation supplying the Manufacturing Documentation to any third party supplier for use in the Manufacture of Gd-Tex or Lu-Tex or Intermediates, and any other Texaphyrins, porphyrins, expanded porphyrins and precursors thereof.

     3.3  Assistance by Celanese Personnel.

          (a) Celanese shall assign sufficient personnel to effect the completion and transfer of the Manufacturing Documentation described in Section
3.2 as expeditiously as reasonably possible. In addition, Celanese shall make available to PCYC, on a full-time basis and at Celanese's expense, three (3) individuals to be designated by the Parties (each, a "Designated Individual") for the purpose of assisting PCYC or its designee in establishing Manufacturing operations using the Manufacturing Technology (the "Services"). Such Services shall continue until the earlier of (i) completion of the pilot plant validation of the Texaphyrin Manufacturing process covered by the Manufacturing Technology by PCYC or its designee, or (ii) ninety (90) days following the Termination Effective Date (the "Service Term").

          (b) During the Service Term, Celanese shall not cause any Designated Individual to discontinue providing his or her Services without PCYC's prior written consent. However, in the event that a Designated Individual becomes disabled or otherwise becomes unavailable or unable to adequately perform the Services for reasons beyond Celanese's control, Celanese shall immediately notify PCYC and the Parties shall promptly meet and agree upon a replacement for such Designated Individual, which replacement person shall have the equivalent technical background, knowledge and skill to effectively replace the original Designated Individual, at Celanese's cost.

          (c) All Designated Individuals shall enter into a proprietary information agreement relating to their Services with PCYC and/or its designee, at PCYC's request.

          (d) Although Celanese shall make available the three individuals contemplated by sub-paragraph (a) above at no cost to PCYC, PCYC shall reimburse Celanese for all reasonable, out-of-pocket travel expenses associated with such activities in accordance with Celanese's usual travel policies, provided that such expenses are approved in advance by PCYC.

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     3.4  Drug Substance and Intermediates. Within thirty (30) days of the
Termination Effective Date, Celanese shall provide to PCYC or its designee certain Drug Substance and Intermediates to be identified by the Parties. Such Drug Substance and Intermediates shall be shipped FCA the Celanese Manufacturing Facility (Incoterms 1990), provided that, except for shipping costs due to the designated carrier and related insurance costs, such Drug Substance and Intermediates shall be supplied at Celanese's sole cost and expense. Celanese shall supply such Drug Substance and Intermediates "as is," except as expressly agreed otherwise by the Parties in writing. Such Drug Substance and Intermediates shall be supplied with all documentation relating to the Manufacture of such Drug Substance and Intermediates, including without limitation batch records (including deviation reports and cleaning batch records), Certificates of Analysis and documentation of release by Celanese QA, where available. All such documentation shall be reviewed and approved, where appropriate, by Celanese QA.

     3.5  Regulatory Matters.

          (a) Celanese shall transfer to PCYC or its designee all the records described in Section 9.7 of the Supply Agreement, at Celanese's expense.

          (b) Celanese shall transfer to PCYC or its designee all samples of Drug Substance as described in Section 9.10 of the Supply Agreement, at Celanese's expense.

     3.6  Audits.

          (a) Upon the request of any Governmental Entity, such entity shall have access to observe and inspect Celanese's facilities and procedures used for the Manufacture of any Drug Substance, including process development and Manufacturing operations, and to audit such facilities for compliance with cGMP and/or other applicable regulatory standards. Celanese agrees to cooperate in any such audit as reasonably requested. Access to Celanese's facilities may be subject to restrictions customarily placed upon visitors to the site. If authorized personnel from a regulatory agency (e.g., FDA ) request access to Celanese's records or conduct such an inspection, Celanese shall promptly notify PCYC by telephone. Celanese shall send PCYC copies of all communications between Celanese and the agency concerning observations related to the records. PCYC may, but shall not be required to, attend and participate in any such inspection and/or assist Celanese in responding to any observations made by the agency.

          (b) PCYC acknowledges that the Celanese Manufacturing Facility may cease to be operative, in which event such facility may not be available for such audits or inspections. Nothing contained in the provisions of Section 3.5(a) above shall obligate Celanese to refrain from dismantling, selling, scrapping or otherwise disposing of all or any part of the Manufacturing Facility at any time after the Termination Effective Date, subject to its obligations under Section 3.5.

     3.7 Completion of Technology Transfer. Following Celanese's full, complete and satisfactory compliance with Sections 3.1, 3.2, 3.3, 3.4 and 3.5 of this Agreement, and upon Celanese's written request, PCYC shall provide to Celanese a letter stating that Celanese has completed the transfer of the Manufacturing Technology.

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4.   RELEASE OF CLAIMS

     4.1  Mutual Release.

          (a) Effective upon the Termination Effective Date, Celanese hereby forever generally and completely releases and discharges PCYC and its servants, agents, directors, officers and employees, and all others, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to the Parties' respective obligations, activities and/or dealings with one another at any time prior to the Termination Effective Date, but excluding from the foregoing any claims or demands arising out of or in any way related to claims asserted by third parties.

          (b) Effective upon the Termination Effective Date, and subject to Celanese's payment to PCYC as set forth in Section 2.2 of this Agreement and its full, complete and satisfactory compliance with Sections 3.1, 3.2, 3.3, 3.4 and
3.5 of this Agreement, PCYC hereby forever generally and completely releases and discharges Celanese and its servants, agents, directors, officers and employees, and all others, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to the Parties' respective obligations, activities and/or dealings with one another at any time prior to the Termination Effective Date, but excluding from the foregoing any claims or demands arising out of or in any way related to claims asserted by third parties.

          (c) Each Party hereby authorizes a dismissal with prejudice of any and all causes of action now or hereafter brought by it and arising out of or related to any matter released pursuant to subsection (a) or (b) above to be entered on its behalf without further notice by the other Party.

          (d) It is understood and agreed that the release set forth in subsection (a) above, in the case of Celanese, and subsection (b) above, in the case of PCYC, is a full, complete and final general release of any and all claims described as aforesaid, and each Party agrees that such release shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, as well as those which are now known, anticipated, suspected or disclosed.

          (e) Each Party has been fully advised by its respective attorney of the contents of section 1542 of the Civil Code of the State of California, and that section and the benefits thereof, and of any equivalent law or rule in any other applicable jurisdiction, are hereby expressly waived. Section 1542 reads as follows:

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                    "Section 1542. (General Release - Claims Extinguished.) A
               general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     4.2 Period of Effectiveness. For the avoidance of doubt, the Parties acknowledge and agree that the releases set forth in Section 4.1 above are effective only as to claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, whenever made, arising out of or related to the activities of the Parties prior to the Termination Effective Date, and shall be of no force and effect with respect to any claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, arising out of or in any way related to this Agreement.

5.   REPRESENTATIONS AND WARRANTIES.

     5.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that (a) it has the right and capacity to enter into this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such Party are enforceable in accordance with their terms; and (c) that the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     5.2 Celanese Representations and Warranties. Celanese hereby represents and warrants that:

          (a) For each invention in the Manufacturing Technology, Celanese has entered into an effective and binding Invention Assignment Agreement with each Inventor of such invention, and will within ten (10) days of the Termination Effective Date provide PCYC with a copy of each such Invention Assignment Agreement in accordance with Section 3.1(b);

          (b) As of the Termination Effective Date, Celanese has no knowledge of (i) any third party right, title or interest in or to the Manufacturing Technology, (ii) any third party Intellectual Property right that will be infringed by PCYC's practice of the Manufacturing Technology as contemplated by this Agreement, or (iii) any misappropriation of any of the Manufacturing Technology by any Celanese employee, consultant or agent;

          (c) The Manufacturing Documentation to be provided hereunder comprises the full and complete documentation of the Manufacturing Technology in the possession of Celanese.

6.   INDEMNITY.

     6.1 Indemnification by PCYC. Subject to Celanese's compliance with Section 6.3, PCYC agrees to indemnify, defend and hold Celanese and its directors, officers, employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) resulting from any third party claims, demands or suits arising out of (a) the Manufacture, distribution, marketing or sale of a Drug Substance or Product by PCYC or its sublicensees, (b) PCYC's breach of any of its warranties or representations

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hereunder or (c) PCYC's negligent or reckless acts or omissions or willful misconduct (collectively, "General Claims Against Celanese"). Notwithstanding the foregoing, PCYC will not be required to indemnify, defend and hold Celanese or its directors, officers, employees and agents harmless from and against any General Claims Against Celanese to the extent that such claims arise out of (i) Celanese's breach of any of its warranties or representations hereunder, or (ii) Celanese's negligent or reckless acts or omissions or willful misconduct, including without limitation, with respect to Celanese's Manufacture of Intermediates or Drug Substance.

     6.2 Indemnification by Celanese. Subject to PCYC's compliance with Section 6.3, Celanese agrees to indemnify, defend and hold PCYC and its directors, officers, employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) resulting from any third party claims, demands or suits arising out of (a) Celanese's breach of any of its warranties or representations hereunder; or (b) Celanese's negligent or reckless acts or omissions or willful misconduct, including without limitation, with respect to Celanese's Manufacture of Intermediates or Drug Substance (collectively, "General Claims Against PCYC"). Notwithstanding the foregoing, Celanese will not be required to indemnify, defend and hold PCYC or its directors, officers, employees and agents harmless from and against any General Claims Against PCYC to the extent that such claims arise out of (i) PCYC's breach of any of its warranties or representations hereunder, or (ii) PCYC's negligent or reckless acts or omissions or willful misconduct.

     6.3 Indemnification Procedures. A Party (the "Indemnitee") which intends to claim indemnification under this Article 6 shall promptly notify the other Party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, and the Indemnitor shall not be responsible for any attorneys' fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

7.   CONFIDENTIALITY.

     7.1 Confidentiality and Exceptions - PCYC Information. Except as set forth below, (i) all information disclosed by PCYC to Celanese pursuant to this Agreement, the Supply Agreement or the MOU, and (ii) the Manufacturing Technology and the Manufacturing Documentation, collectively shall be deemed to be "Confidential Information" of PCYC.

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Confidential Information shall include, but not be limited to, information relating to the structure of any Drug Substance or Intermediate, any know-how relating to the manufacture of any Drug Substance, and the manufacturing cost and other financial arrangements made pursuant to this Agreement. Celanese agrees that it will take the same steps to protect the confidentiality of the PCYC Confidential Information as it takes to protect its own proprietary and confidential information, which shall in all events be no less than reasonable. Celanese and its employees and agents shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement, or with PCYC's written consent, the PCYC Confidential Information. For the purposes of this Agreement, "PCYC Confidential Information" shall not include such information that can be proved by competent evidence to have been:

          (a) already known to Celanese at the time of disclosure by PCYC, other than under an obligation of confidentiality; or

          (b) generally available to the public or otherwise part of the public domain at the time of disclosure, or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of Celanese in breach of this Agreement; or

          (c) lawfully disclosed to Celanese, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or

          (d) developed by or for Celanese, other than in connection with the Supply Agreement or this Agreement, without the aid, application or use of PCYC Confidential Information by persons who did not access the PCYC Confidential Information; or

          (e) disclosed to a third party by PCYC without an obligation of confidentiality.

     7.2 Authorized Disclosure - PCYC Information. Celanese may disclose PCYC Confidential Information hereunder solely to the extent such disclosure is necessary for prosecuting or defending litigation or complying with applicable government regulations, provided that if Celanese desires to make such disclosure or is required by law or regulation to make any such disclosure of the PCYC Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to PCYC of such disclosure requirement and will cooperate fully with PCYC's efforts to secure a protective order or confidential treatment of such PCYC Confidential Information required to be disclosed. Celanese shall not disclose PCYC Confidential Information in any patent filings without the prior written consent of PCYC.

     7.3 Confidentiality and Exceptions - Celanese Information. Except as set forth below, all information disclosed by Celanese to PCYC, or accessed by PCYC by virtue of the presence of its employees at the Manufacturing Facility, related to the business, technology or research activities of Celanese, including all non-public information regarding Celanese's operations at the Corpus Christi Technical Center, but specifically excluding from the foregoing

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all PCYC Confidential Information, collectively shall be deemed to be
"Confidential Information" of Celanese. PCYC agrees that it will take the same steps to protect the confidentiality of the Celanese Confidential Information as it takes to protect its own proprietary and confidential information, which shall in all events be no less than reasonable. PCYC and its employees and agents shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement, or with Celanese's written consent, the Celanese Confidential Information. For the purposes of this Agreement, "Celanese Confidential Information" shall not include such information that can be proved by competent evidence to have been:

          (a) already known to PCYC at the time of disclosure by Celanese, other than under an obligation of confidentiality; or

          (b) generally available to the public or otherwise part of the public domain at the time of disclosure, or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of PCYC in breach of this Agreement; or

          (c) lawfully disclosed to PCYC, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or

          (d) independently developed by or for PCYC without the aid, application or use of Celanese Confidential Information by persons who did not access the Celanese Confidential Information; or

          (e) disclosed to a third party by Celanese without an obligation of confidentiality.

     7.4 Authorized Disclosure - Celanese Information. PCYC may disclose Celanese Confidential Information hereunder solely to the extent such disclosure is necessary for prosecuting or defending litigation or complying with applicable government regulations, provided that if PCYC desires to make such disclosure or is required by law or regulation to make any such disclosure of the Celanese Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to Celanese of such disclosure requirement and will cooperate fully with Celanese's efforts to secure a protective order or confidential treatment of such Celanese Confidential Information required to be disclosed. PCYC shall not disclose Celanese Confidential Information in any patent filings without the prior written consent of Celanese.

     7.5 Confidentiality and Publicity. The Parties agree that, except as may otherwise be required by applicable laws, regulations, rules, or orders, and except as may be authorized in Section 7.2 or 7.4, no information concerning this Agreement and the transactions contemplated herein shall be made public by either Party without the prior written consent of the other. The Parties agree that the public announcement of the execution of this Agreement shall be by one or more press releases mutually agreed to by the Parties.

     7.6 Survival of Confidentiality. All obligations of confidentiality and non-use imposed upon the Parties under this Agreement shall continue indefinitely until such time as the information that is subject to such obligations no longer comprises Confidential Information under one of the exceptions set forth in Section 7.1 or 7.3.

8.   GENERAL PROVISIONS.

     8.1 Notice. All notices under this Agreement must be made in writing and mailed or delivered to the following:

          PCYC:          Pharmacyclics, Inc.
                         995 E. Arques Avenue
                         Sunnyvale, California  94086-4521
                         Attention:  Senior Vice President, Business Development

                         with a copy to:

                         Legal Department
                         Pharmacyclics, Inc.
                         995 E. Arques Avenue
                         Sunnyvale, California  94086-4521

          Celanese:      Celanese Ltd.
                         1601 West LBJ Freeway
                         Dallas, Texas 75234
                         Attention: General Counsel

                         with a copy to:

                         Celanese Ltd.
                         Corpus Christi Technical Center
                         Clarkwood Road
                         Corpus Christi, Texas
                         Attention: Facility Manager

     8.2 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, either Party may, without such consent, assign this Agreement (a) in connection with the transfer or sale of all or substantially all of the assets of such Party or the line of business of which this Agreement forms a part, or (b) in the event of the merger or consolidation of a Party hereto with another company. Any purported assignment in violation of the preceding sentence shall be null, void and of no effect. No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of the Parties. Nothing in this Section 8.2 shall restrict or limit the right of PCYC, its successors and assigns, to own, use, transfer, assign and otherwise dispose of the Manufacturing Technology and the Manufacturing Documentation, in its or their absolute discretion.

     8.3 Applicable Law. This Agreement will be interpreted in accordance with the state laws of Delaware, as such laws are applied to contracts entered into between Delaware residents to be performed entirely in Delaware.

     8.4 Severability. If any portion of this Agreement is held invalid by a court of competent jurisdiction, such portion will be deemed to be of no force and effect and the Agreement will be construed as if such portion had not been included herein.

     8.5 Entire Agreement. This Agreement, together with its Schedules, contains the sole and entire understanding of the Parties related to its subject matter and supersedes all prior or contemporaneous oral or written agreements concerning the subject matter. Where a conflict exists between this Agreement and the Supply Agreement, this Agreement shall control.

     8.6 Modification. This Agreement cannot be changed orally and no modification of this Agreement will be recognized or have any effect, unless the writing in which it is set forth is signed by Celanese and PCYC, nor will any waiver of any of the provisions of this Agreement be effective unless in writing and signed by the Party to be charged therewith.

     8.7 Waiver. The failure of either Party to enforce, at any time, or for any period of time, the provisions hereof or the failure of either Party to exercise any option herein will not be construed as a waiver of such provision or option and will in no way effect that Party's right to enforce such provisions or exercise such option. No oral waiver of any provision hereof will be deemed a waiver of any succeeding breach of the same or any other provisions of this Agreement.

     8.8 Disclaimer of Consequential Damages. In no event shall either Party be liable to the other Party for incidental, special or consequential damages, including, but not limited to, any claim for damages based upon lost profits.

     8.9 Headings. The headings herein are for the purpose of convenience of reference only and are not intended to define or limit the contents of this Agreement.

     8.10 Force Majeure. Any delays in performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party as soon as practicable, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

     8.11 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against either Party, regardless of which Party is deemed to have authored such provision.

     8.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the respective duly authorized officers as of the date first written above.


CELANESE LTD.

By: /s/ KNUT ZEPTNER
    -----------------------------------
    Knut Zeptner
    President and Chief Executive Officer



PHARMACYCLICS, INC.

By: /s/ RICHARD A. MILLER
    -----------------------------------
    Richard A. Miller, M.D.
    President and Chief Executive Officer

                                  SCHEDULE 1.10

                                SUPPLY AGREEMENT

1.   DEFINITIONS..........................................................................  1

      1.1      "Drug Substance"...........................................................  1

      1.2      "HCC"......................................................................  1

      1.3      "Intellectual Property"....................................................  1

      1.4      "Invention Assignment Agreement"...........................................  1

      1.5      "Inventor".................................................................  2

      1.6      "Manufacture" or "Manufacturing"...........................................  2

      1.7      "Manufacturing Documentation"..............................................  2

      1.9      "Manufacturing Patents"....................................................  2

      1.10     "Supply Agreement".........................................................  3

      1.11     "Technology"...............................................................  3

2.    TERMINATION OF SUPPLY AGREEMENT; OFFSET OF COSTS; SURVIVING OBLIGATIONS.............  3

      2.1      Termination of Supply Agreement............................................  3

      2.2      Celanese Payment...........................................................  3

      2.3      Surviving Obligations......................................................  3

3.    TECHNOLOGY TRANSFER.................................................................  3

      3.1      Assignment of Manufacturing Technology.....................................  3

      3.2      Manufacturing Documentation................................................  5

      3.3      Assistance by Celanese Personnel...........................................  5

      3.4      Drug Substance and Intermediates...........................................  6

      3.5      Regulatory Matters.........................................................  6

      3.6      Audits.....................................................................  6

      3.7      Completion of Technology Transfer..........................................  6

4.    RELEASE OF CLAIMS...................................................................  7

      4.1      Mutual Release.............................................................  7

      4.2      Period of Effectiveness....................................................  8

5.    REPRESENTATIONS AND WARRANTIES......................................................  8

      5.1      Mutual Representations and Warranties......................................  8

      5.2      Celanese Representations and Warranties....................................  8

6.    INDEMNITY...........................................................................  8

      6.1      Indemnification by PCYC....................................................  8

      6.2      Indemnification by Celanese................................................  9

      6.3      Indemnification Procedures.................................................  9

7.    CONFIDENTIALITY.....................................................................  9

      7.1      Confidentiality and Exceptions - PCYC Information..........................  9

      7.2      Authorized Disclosure - PCYC Information................................... 10

      7.3      Confidentiality and Exceptions - Celanese Information...................... 10

      7.4      Authorized Disclosure - Celanese Information............................... 11

      7.5      Confidentiality and Publicity.............................................. 11

      7.6      Survival of Confidentiality................................................ 12

8.    GENERAL PROVISIONS.................................................................. 12

      8.1      Notice..................................................................... 12

      8.2      Assignment................................................................. 12

      8.3      Applicable Law............................................................. 13

      8.4      Severability............................................................... 13

      8.5      Entire Agreement........................................................... 13

      8.6      Modification............................................................... 13

      8.7      Waiver..................................................................... 13

      8.8      Disclaimer of Consequential Damages........................................ 13

      8.9      Headings................................................................... 13

      8.10     Force Majeure.............................................................. 13

      8.11     Ambiguities................................................................ 13

      8.12     Counterparts............................................................... 13